EXHIBIT 16.1

                                   MK [LOGO]

                              Marcum & Kleigman LLP

                   ------------------------------------------
                   Certified Public Accountants & Consultants
    A Limited Liability Partnership Consisting of Professional Corporations

May 30, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  EVTC, Inc.
     File No. 00-20986

Commissioners:

We have read Item 4 of the Form 8-K of EVTC, Inc. dated May 20, 2002 as amended by Form 8-K/A of EVTC, Inc. dated May 30, 2002. We agree with statements concerning our Firm in such Forms 8-K and 8-K/A. We have no basis to agree or disagree with other statements made under Item 4 of Forms 8-K and 8-K/A.

Very truly yours,


/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
Woodbury, New York

JR/tm

Sent Via Certified Mail - 7099 3400 0001 2380 3427
       Return Receipt Request


                      HELPING BUSINESSES GROW FOR 50 YEARS

            130 Crossways Park Drive o Woodbury, New York 11797-2027
                     o Tel 516-390-1000 o Fax 516 390-1001